EXHIBIT 4.3

[SUBJECT TO THE TERMS SET FORTH HEREIN, THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED UNTIL FIVE (5) TRADING DAYS AFTER THE EARLIER TO OCCUR OF THE TERMINATION OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION TO PURCHASE UP TO 3,000,000 ADDITIONAL UNITS TO COVER OVER-ALLOTMENTS OR THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OPTION (THE “DETACHMENT DATE”) UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF NATIONAL SECURITY SOLUTIONS INC. AS PART OF A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY’S CONSUMMATION OF A BUSINESS COMBINATION OR [                    ], 2009.]

NUMBER	(SEE REVERSE SIDE FOR LEGEND)	WARRANTS

NSX-WS	THIS WARRANT WILL BE VOID IF NOT EXERCISED
PRIOR TO 5:00 P.M. EASTERN TIME, __________, 2013 OR UPON EARLIER REDEMPTION

	National Security Solutions Inc.	CUSIP [_______]

WARRANT

THIS CERTIFIES THAT, for value received

                                                                                                                                                                                                 is the registered holder of a Warrant or Warrants expiring at 5:00 p.m., Eastern Time, [            ] 2013 [five years from the date of the Company’s final prospectus contained in the registration statement], or upon earlier redemption (the “Warrant”), to purchase one fully paid and non-assessable share of Common Stock, par value $0.001 per share (“Shares”), of National Security Solutions Inc., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, during the period (the “Exercise Period”) commencing on the later of (i) [            ], 2009 [one year from the date of the Company’s final prospectus contained in the registration statement] and (ii) the completion by the Company of an acquisition through merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction, or a combination of any of the foregoing, of one or more operating businesses, that is its initial business combination and which meets the size, timing and other criteria outlined in the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission on March 14, 2008 (File No. 333-149737), as amended (“Business Combination”), such number of Shares of the Company at the price of $7.50 per share (the “Exercise Price”). In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement between the Company and American Stock Transfer & Trust Company (the “Warrant Agreement”), dated [            ], 2008, provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to American Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 59

Maiden Lane, Plaza Level, New York, New York 10038, (i) this Warrant Certificate, (ii) a subscription form (“Subscription Form”), properly executed by the holder hereof on the reverse of this Warrant Certificate (the “Participant”) substantially in the form annexed hereto, as applicable and (iii) the Exercise Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant[; provided, however, that with respect to Warrants issued and sold in a private placement prior to the completion of the Company’s Initial Public Offering (as defined in the Warrant Agreement), so long as any such Warrants are held by an original purchaser or Permitted Transferee (as defined in the Warrant Agreement), the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price, surrender its Warrants for that number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the Warrants, multiplied by the difference between the Exercise Price of the Warrants and the “Fair Market Value” (as defined herein) by (y) the Fair Market Value. For purposes of this paragraph, the “Fair Market Value” means the average reported last sale price of the common stock for the ten (10) trading days ending on the third trading day prior to the date on which the subscription form is sent to the Warrant Agent]1. If any of (a) this Warrant Certificate, (b) the Subscription Form, or (c) the Exercise Price therefor [or surrendered Warrants], is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares

[1]	To be included only in Warrant Certificates representing Warrants issued in the private placement.

underlying a Warrant is not effective under the Securities Act or a current prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in the Warrant Agreement and this Warrant Certificate, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of Section 3.3.4 of the Warrant Agreement and the foregoing, any or all of the Warrants may expire unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [                ], 2008, between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 300 Delaware Avenue, Wilmington, Delaware 19801.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

[Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the above provisions shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.]2

The Company reserves the right to redeem all (but not part) of the then outstanding Warrants, with a notice of redemption in writing to the holders of record of the Warrants then outstanding, giving thirty (30) days’ notice of such redemption at any time after such Warrants become exercisable if the last sale price of the Shares has been at least $14.25 per share on any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of such redemption is given. The Company may not redeem the Warrants unless the Warrants comprising the units sold in this offering and the shares of common stock underlying those Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The redemption price of the Warrants is to be $0.01 per Warrant. If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the Exercise Price by surrendering the Warrants for that number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the Warrants, multiplied by the difference between the Exercise Price of the Warrants and the “Fair Market Value” (as defined herein) by (y) the Fair Market Value. For purposes of this paragraph, the “Fair Market Value” means the average reported last sale price of the common stock for the ten (10) trading days ending on the third trading day prior to which the notice of redemption is sent to the Warrant Agent. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be cancelled on the books of the Company and have no further value except for the $0.01 redemption price.

[2]	To be included only in Warrant Certificates representing Warrants sold in the Company’s public offering.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

National Security Solutions Inc.

THE STATE OF DELAWARE

2008

By:
	Chief Executive Officer	Secretary

COUNTERSIGNED:

American Stock Transfer & Trust Company, as Warrant Agent

Authorized Officer

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                              Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A LOCK-UP AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCK-UP PERIOD (AS DEFINED IN THE AGREEMENT). FURTHER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.]3

[3]	To be included only in Warrant Certificates representing Warrants issued in the private placement.

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                          hereby sells, assigns, and transfers unto

________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

                 of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE OR THE NEW YORK STOCK EXCHANGE.